SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2018

Date of Report

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 West Forsyth Street Suite 200 Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 516-5436

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Marker Therapeutics, Inc. (“Marker” or the “Company”) announced that it was splitting the role of Chief Financial Officer and Chief Accounting Officer held by Mr. Michael Loiacono with Mr. Loiacono remaining as the Company’s Chief Accounting Officer and Mr. Anthony Kim being appointed by the Board as the Company’s Chief Financial Officer effective on November 27, 2018.

Mr. Michael Loiacono, Chief Accounting Officer-Employment Agreement Amendment.

In connection with the split of the roles of Chief Financial Officer and Chief Accounting Officer, on November 27, 2018, the Company entered into an Amendment to its Employment Agreement with Mr. Michael Loiacono (the “Amendment”). The Amendment provides for (i) the change in Mr. Loiacono’s title to reference his service to the Company solely as Chief Accounting Officer; (ii) an increase in Mr. Loiacono’s annual base salary to $275,000 per annum; (iii) an increase in Mr. Loiacono’s performance based bonus percentage to up to 35% of his annual base salary during the term of his employment; and (iv) an increase in Mr. Loiacono’s entitlement to severance payments in the event of termination of his employment under certain circumstances, to twelve (12) months of his annual base salary. The other provisions of his employment agreement not effected by the Amendment shall remain unchanged. In connection with the execution of the Amendment, Mr. Loiacono was awarded a discretionary cash bonus in the amount of $75,000. Mr. Loiacono will also continue to serve as the Company’s Secretary and Treasurer.

The foregoing summary is qualified in its entirety by the specific terms of the Amendment attached as Exhibit 10.2 to this Form 8-K which is incorporated herein by reference.

Appointment of Mr. Anthony Kim, as Chief Financial Officer.

In connection with the split of the roles of Chief Financial Officer and Chief Accounting Officer, the Board of Directors of the Company appointed Mr. Anthony Kim to serve as Chief Financial Officer of the Company, effective November 27, 2018. Mr. Kim, age 42 previously served as an Executive Director in the Healthcare Group at Nomura Securities International, Inc. Before joining Nomura, Mr. Kim was a Senior Vice President at Jefferies in their Healthcare group. Previously, he was an investment banker at Oppenheimer & Co. and J.P. Morgan Securities. Mr. Kim earned an AB in economics from the University of Chicago and an MBA with a concentration in finance from the UCLA Anderson School of Management.

There are no arrangements or understandings between Mr. Kim and any other persons pursuant to which he was selected as Chief Financial Officer. There are no family relationships between Mr. Kim and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Employment Agreement with Mr. Kim.

In connection with the appointment of Mr. Kim to serve the Company as its Chief Financial Officer, the Company and Mr. Kim entered into an at will Employment Agreement (the “Employment Agreement”). Mr. Kim’s Employment Agreement provides for payment of an annual base salary of $375,000 and Mr. Kim will be eligible for an annual performance based bonus of up to 40% of his base salary payable in immediately vested shares of common stock or cash at the discretion of the Board or Compensation Committee. In connection with the appointment of Mr. Kim as Chief Financial Officer, Mr. Kim was also granted 400,000 stock options to purchase common stock at an exercise price of $6.81 per share under the Company’s 2014 Omnibus Stock Ownership Plan, as amended (the “Plan”). The exercise price of the options was equal to the fair market value of the common stock on the date of the execution of the Employment Agreement. One quarter of the shares vest on the first anniversary of the grant date and the remainder of the shares subsequently vest in equal monthly installments over a three year period upon the continued employment by the Company of Mr. Kim through the vesting dates.  The option award was made pursuant to the Company’s form of option award agreement for employees, which has previously been filed.

If Mr. Kim’s employment is terminated by us for Cause (as defined in his employment agreement) or by Mr. Kim during the term of the agreement, he will be entitled to receive his (i) his then-current annual base salary through the date of termination; (ii) any reimbursable expenses for which he has not yet been reimbursed as of the date of termination; and (iii) any other rights and vested benefits (if any) provided under employee benefit plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs (“Accrued Compensation”).

If Mr. Kim’s employment is terminated by us without “Cause” or by him for “Good Reason” (as defined in his employment agreement), subject to his execution of a release of claims against us, and in addition to the payment of the Accrued Compensation, Mr. Kim within 60 days after his termination date shall receive continued payment of his base salary for the first twelve (12) months after the date of such termination (paid over the Company’s regular payroll schedule). Mr. Kim shall also receive a lump sum amount equal to his target annual performance bonus for the year of termination, pro-rated based on the ratio that the number of days from the beginning of the calendar year in which such termination occurs through the date of termination. Mr. Kim shall also receive COBRA continuation payments through earlier of severance payment period or eligibility to receive such payments.

The employment agreement also contains a change of control provision providing that if Mr. Kim’s employment with the Company is terminated by the Company without Cause or by him for Good Reason during the period of twelve months following a Change in Control (as that term is defined in the Company’s Plan) of the Company, Mr. Kim will be entitled to (i) receive continued payment of his base salary for the first twelve (12) months after the date of such termination (paid over the Company’s regular payroll schedule); (ii) a bonus payment equal to Mr. Kim’s full target annual performance bonus for the year of termination, rather than the pro-rated target bonus; and (iii) the vesting of all of Executive’s outstanding stock options and other equity awards that are subject to time-based vesting requirements shall accelerate in full such that all such equity awards shall be deemed fully vested as of the date of Mr. Kim’s termination.

For purposes of the employment agreement, the term “Change in Control” as defined in the Plan includes: (i) the acquisition by any Person of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (A) the then-outstanding shares of Stock or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors; or (ii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company; or (iii) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Mr. Kim’s employment agreement also provides that each of the payments and benefits under the agreement are subject to compliance with Section 409A of the Code and it includes time of payment language intended to comply with Section 409A requirements.

Mr. Kim’s Employment Agreement further provides that Mr. Kim is subject to a covenant not to disclose our confidential information during his employment term and an assignment of intellectual property rights. Also, during his employment term and for a period of 12 months thereafter, Mr. Kim covenants not to compete with us and not to solicit any of our customers, vendors or employees. If Mr. Kim breaches any of these covenants, the Company will be entitled to injunctive relief.

The foregoing summary is qualified in its entirety by the specific terms of the Employment Agreement attached as Exhibit 10.3 to this Form 8-K which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Marker Therapeutics, Inc. (f/k/a TapImmune Inc.) and Michael J. Loiacono dated as of August 25, 2016.*

10.2	Amendment to Employment Agreement between Marker Therapeutics, Inc. and Michael J. Loiacono dated as of November 27, 2018.

10.3	Employment Agreement between Marker Therapeutics, Inc. and Anthony Kim dated as of November 27, 2018.

*Incorporated by reference as Exhibit 10.1 to Form 8-K filed on August 25, 2016.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 3rd day of December, 2018.

MARKER THERAPEUTICS, INC.
(Registrant)

BY:	/s/ Michael Loiacono
Michael Loiacono
Chief Accounting Officer